Exhibit 10.1

FOURTH AMENDMENT
TO
THE SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
This FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of November 14, 2012, is entered into by and among the following parties:

(i)	ANR RECEIVABLES FUNDING, LLC, a Delaware limited liability company (the “Seller”);

(ii)	ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company, as Servicer (the “Servicer”);

(iii)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant and as a Purchaser Agent;

(iv)	MARKET STREET FUNDING LLC, a Delaware limited liability company, as a Related Committed Purchaser and as a Conduit Purchaser; and

(v)	PNC BANK, NATIONAL ASSOCIATION, as LC Bank, as an LC Participant, as a Purchaser Agent and as Administrator.
Capitalized terms used but not otherwise defined herein (including such terms used in the foregoing preamble) have the respective meanings assigned thereto in the Receivables Purchase Agreement defined below.
BACKGROUND
1.The parties hereto have entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
2.    The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

1.1    The following new defined terms and definitions thereof are hereby added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:
“Article 5 of UCC” means Article 5 of the Uniform Commercial Code as from time to time in effect in the State of New York.
“Eligible Bank” means each of (i) PNC, (ii) US Bank National Association, (iii) Wells and (iv) any other bank or financial institution from time to time approved in writing by the Administrator and each Purchaser Agent (any such approval to be at such Person’s sole discretion).
“Eligible LC Receivable” means, at any time, a Pool Receivable that satisfies the following criteria:
(a)    the related Obligor has caused a bank to issue a documentary letter of credit to be drawn upon in payment of such Pool Receivable;
(b)    the related letter of credit constitutes a “letter of credit” (as defined in Article 5 of UCC);
(c)    an Eligible Bank has confirmed such letter of credit and such Eligible Bank (the “Confirming Bank”) constitutes a “confirmer” (as defined in Article 5 of UCC) with respect to such letter of credit;
(d)    the amount available to be drawn under the related letter of credit is equal to or greater than the Outstanding Balance of such Pool Receivable;
(e)    the “beneficiary” (as defined in Article 5 of UCC) of such letter of credit is the Originator;
(f)    the beneficiary of such letter of credit has delivered a letter of instruction (which is in full force and effect) to the Confirming Bank that directs the Confirming Bank to remit payment in respect of such confirmation to a Lock-Box Account;
(g)    (I) such letter of credit (i) is enforceable by the beneficiary against the issuer of such letter of credit, (ii) is irrevocable, (iii) requires the consent of the beneficiary of such letter of credit for any amendment or cancellation and (iv) has not been “dishonored” (as defined in Article 5 of UCC) or cancelled and (II) such confirmation is enforceable against the Confirming Bank by the beneficiary of the related letter of credit;
(h)    for which “presentation” (as defined in the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as amended) of all documents required to be delivered with respect to such Pool Receivable under such letter of credit has occurred to the Confirming Bank and the Servicer or the Originator has received written notice

(delivered in accordance with the standard practices of the Confirming Bank) from the Confirming Bank that it has examined all such documents and determined that such documents presented conform to the requirements of such letter of credit and do not contain any discrepancies;
(i)    the Confirming Bank has agreed to make payment in respect of such confirmation no more than sixty (60) days from the date the Servicer or the Originator has received such written notice (delivered in accordance with the standard practices of the Confirming Bank) from the Confirming Bank as to conformity of the documents presented; and
(j)    for which no further obligations or conditions (including, without limitation, the presentation of any documents to the Confirming Bank) are required to be performed or satisfied by any Person with respect to such Pool Receivable under such letter of credit or any other document or agreement prior to the Confirming Bank being obligated to make payment under such confirmation (other than the passage of time (which in no event is more than sixty (60) days)).
1.2    The definition of “Eligible Foreign Obligor” set forth in Exhibit I of the Receivables Purchase Agreement is hereby replaced in its entirety with the following:
“Eligible Foreign Obligor” means an Obligor which is a resident of (i) any country (other than the United States of America, Canada or any Eurozone Country) that has both (a) a foreign currency rating of at least “AAA” by Standard & Poor’s and “Aaa” by Moody’s and (b) a transfer and convertibility assessment of at least “A” by Standard & Poor’s, (ii) a territory of the United States of America or (iii) any Eurozone Country that has both (a) a foreign currency rating of at least “A” by Standard & Poor’s and “A2” by Moody’s and (b) a transfer and convertibility assessment of at least “A” by Standard & Poor’s.
1.3    The definition of “Eligible Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended by replacing clauses (a) and (h) thereof with the following:
(a)    (i) either (x) that is an Eligible LC Receivable or (y) the Obligor of which is a United States resident, a Canadian resident or an Eligible Foreign Obligor; provided that with respect to any Receivable the Obligor of which is a Canadian resident or an Eligible Foreign Obligor, the Seller shall have taken all actions, at its own expense, and shall have delivered (or caused to be delivered) to the Administrator all further instruments, opinions and documents, that may be necessary or desirable in the sole determination of the Administrator, as the Administrator may reasonably request, to perfect, protect or more fully evidence such Receivable and the security interest granted therein and in the Related Security and Collections with respect thereto, or to enable the Administrator, any Purchaser Agent or any Purchaser to exercise and enforce their respective rights and remedies under this Agreement, (ii) the Obligor of which is not a federal governmental subdivision or department, affiliate, agency or other entity; provided, that TVA shall not be subject to the restriction set forth in this sub-clause (ii), (iii) the Obligor of which is not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement and (iv) the Obligor of which is not an Affiliate of ANR or any Affiliate of ANR;
(h)    that satisfies all applicable requirements of the applicable Credit and Collection Policy and the Obligor of which (and if applicable, the confirmer of the related letter of credit) is neither a Sanctioned Person nor organized under the laws of a Sanctioned Country;
1.4    The definition of “Excess Concentration” set forth in Exhibit I of the Receivables Purchase Agreement is amended by (i) replacing the period (“.”) at the end of clause (c) thereof with “; plus” and (ii) inserting the following new clause (d) immediately following clause (c) thereof:
(d)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that are Eligible LC Receivables exceeds 15.0% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
1.5    Clause (d) of the definition of “Related Security” set forth in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:
(d)    solely to the extent applicable to such Receivable, all of the Seller’s, the Originator’s and each Transferor’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance, letter-of-credit rights, all rights under any confirmations, advisements, notices or other writings received from any confirming or issuing bank with respect to any letter of credit (including, without limitation, notices and other writings related to letters of credit supporting such Receivable) and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and
SECTION 2.    Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator, each Purchaser and each Purchaser Agent as follows:
(a)    Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by such Person under the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, (i) no Termination Event or Unmatured Termination Event exists or shall exist and (ii) the Purchase and Sale Termination Date (as defined in the Purchase and Sale Agreement) has not occurred.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement or any other Transaction Document other than as set forth herein.
SECTION 4.    Costs and Expenses. The Seller agrees to pay on demand all costs and expenses of the Administrator, each Purchaser and each Purchaser Agent (including, without limitation, counsel fees and expenses) incurred in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby.
SECTION 5.    Amendment is a Transaction Document. For the avoidance of doubt, this Amendment shall constitute a Transaction Document for all purposes.
SECTION 6.    Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrator of:
(a)    counterparts of this Amendment (including facsimile or electronic copies) duly executed by each of the parties hereto;
(b)    counterparts of that certain Amendment Fee Letter (the “Amendment Fee Letter”) being entered into as of the date hereof among the Seller, the Servicer, the Administrator and the Purchaser Agreement in connection with this Amendment (including facsimile or electronic copies) duly executed by each of the parties thereto; and
(c)    confirmation that the fees payable by the Seller on the date hereof pursuant to the Amendment Fee Letter have been paid in full.
SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

SECTION 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement, any other Transaction Document or any provision hereof or thereof.
SECTION 10.    Consent. Each of the parties hereto hereby consents to the filing, by or on behalf of the Servicer, of the UCC-3 financing statement amendment substantially in the form attached hereto as Exhibit A.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
ANR RECEIVABLES FUNDING, LLC, as Seller
By: /s/ VAUGHN R. GROVES
Name: Vaughn R. Groves
Title: Senior Vice President and Secretary

ALPHA NATURAL RESOURCES, LLC, as Servicer
By: /s/ FRANK J. WOOD
Name: Frank J. Wood
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser, as an LC Participant and as a Purchaser Agent

By: /s/ WILLIAM P. RUTKOWSKI
Name: William P. Rutkowski
Title: Vice President

MARKET STREET FUNDING LLC,
as a Related Committed Purchaser and as a Conduit Purchaser

By: /s/ DORIS J. HEARN
Name: Doris J. Hearn
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By: /s/ WILLIAM FALCON
Name: William Falcon
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant
By: /s/ MARK FALCIONE
Name: Mark Falcione
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group
By: /s/ WILLIAM FALCON
Name: William Falcon
Title: Vice President

Acknowledged and Agreed to by:

ALPHA NATURAL RESOURCES, INC., a Delaware corporation, as Performance Guarantor under that certain Second Amended and Restated Performance Guaranty, dated as of October 19, 2011

By: /s/ FRANK J. WOOD
Name: Frank J. Wood
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Acknowledged and Agreed to by:

ALPHA COAL SALES CO., LLC

By: /s/ G. SCOTT COLE
Name: G. Scott Cole
Title: Treasurer

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